AGREEMENT AMONG THE NAMED INSUREDS

WHEREAS, pursuant to Regulation § 270.17g-1 of the Investment Company Act of 1940, as amended, every registered management investment company is required to maintain a fidelity bond covering all officers and employees of such investment company having access to securities or funds of the investment company; and

WHEREAS, the regulation permits such registered management investment company to participate in a fidelity bond with other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons) or persons engaged in the management and/or distribution of shares of such companies, such bond to be known as a “joint insured bond”; and

WHEREAS, the undersigned have elected to participate in a joint insured bond,

NOW, THEREFORE, it is agreed that in the event recovery is received under the bond as a result of the loss sustained by a registered management investment company and one or more of the other named insured, the registered management investment company shall receive an equitable and proportionate share of the recovery, which shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law.

ANCHOR SERIES TRUST (4)

SA PGI Asset Allocation Portfolio

SA Wellington Capital Appreciation Portfolio

SA Wellington Government and Quality Bond Portfolio

SA Wellington Strategic Multi-Asset Portfolio

SUNAMERICA EQUITY FUNDS (0)*

SUNAMERICA INCOME FUNDS (0)*

SUNAMERICA MONEY MARKET FUNDS, INC. (0)*

SUNAMERICA SENIOR FLOATING RATE FUND, INC. (0)*

SUNAMERICA SERIES, INC. (0)*

SUNAMERICA SPECIALTY SERIES (0)*

*	Registrant has no remaining series but will continue to maintain fidelity bond coverage in order to insure assets that are left to pay remaining expenses until deregistration.

SEASONS SERIES TRUST (19)

SA Allocation Balanced Portfolio

SA Allocation Growth Portfolio

SA Allocation Moderate Growth Portfolio

SA Allocation Moderate Portfolio

SA Columbia Focused Value Portfolio

SA Multi-Managed Diversified Fixed Income Portfolio

SA Multi-Managed Growth Portfolio

SA Multi-Managed Income Portfolio

SA Multi-Managed Income/Equity Portfolio

SA Multi-Managed International Equity Portfolio

SA Multi-Managed Large Cap Growth Portfolio

SA Multi-Managed Large Cap Value Portfolio

SA Multi-Managed Mid Cap Growth Portfolio

SA Multi-Managed Mid Cap Value Portfolio

SA Multi-Managed Moderate Growth Portfolio

SA Multi-Managed Small Cap Portfolio

SA Putnam Asset Allocation Diversified Growth Portfolio

SA T. Rowe Price Growth Stock Portfolio

SA Wellington Real Return Portfolio

SUNAMERICA SERIES TRUST (63)

SA AB Growth Portfolio

SA AB Small & Mid Cap Value Portfolio

SA BlackRock Multi-Factor 70/30 Portfolio

SA BlackRock VCP Global Multi Asset Portfolio

SA Columbia Technology Portfolio

SA DFA Ultra Short Bond Portfolio

SA Emerging Markets Equity Index Portfolio

SA Federated Hermes Corporate Bond Portfolio

SA Fidelity Institutional AM® International Growth Portfolio

SA Fidelity Institutional AM® Real Estate Portfolio

SA Fixed Income Index Portfolio

SA Fixed Income Intermediate Index Portfolio

SA Franklin BW U.S. Large Cap Value Portfolio

SA Franklin Small Company Value Portfolio

SA Franklin Systematic U.S. Large Cap Value Portfolio

SA Franklin Tactical Opportunities Portfolio

SA Franklin U.S. Equity Smart Beta Portfolio

SA Global Index Allocation 60/40 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Goldman Sachs Global Bond Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SA Index Allocation 60/40 Portfolio

SA Index Allocation 80/20 Portfolio

SA Index Allocation 90/10 Portfolio

SA International Index Portfolio

SA Invesco Growth Opportunities Portfolio

SA Invesco Main Street Large Cap Portfolio

SA Janus Focused Growth Portfolio

SA JPMorgan Diversified Balanced Portfolio

SA JPMorgan Emerging Markets Portfolio

SA JPMorgan Equity-Income Portfolio

SA JPMorgan Global Equities Portfolio

SA JPMorgan MFS Core Bond Portfolio

SA JPMorgan Mid-Cap Growth Portfolio

SA Large Cap Growth Index Portfolio

SA Large Cap Index Portfolio

SA Large Cap Value Index Portfolio

SA MFS Blue Chip Growth Portfolio

SA MFS Massachusetts Investors Trust Portfolio

SA MFS Total Return Portfolio

SA Mid Cap Index Portfolio

SA Morgan Stanley International Equities Portfolio

SA PIMCO RAE International Value Portfolio

SA PIMCO VCP Tactical Balanced Portfolio

SA PineBridge High-Yield Bond Portfolio

SA Putnam International Growth and Income Portfolio

SA Schroders VCP Global Allocation Portfolio

SA Small Cap Index Portfolio

SA T. Rowe Price Asset Allocation Growth Portfolio

SA T. Rowe Price VCP Balanced Portfolio

SA VCP Dynamic Allocation Portfolio

SA VCP Dynamic Strategy Portfolio

SA VCP Index Allocation Portfolio

SA WellsCap Aggressive Growth Portfolio

SA American Funds VCP Managed Asset Allocation Portfolio

SA American Funds Growth Portfolio

SA American Funds Global Growth Portfolio

SA American Funds Growth-Income Portfolio

SA American Funds Asset Allocation Portfolio

SA Wellington Capital Appreciation Portfolio*

SA Wellington Government and Quality Bond Portfolio*

SA Wellington Strategic Multi-Asset Portfolio*

*

Portfolio is a shell series set up to receive assets of the similarly named series of Anchor Series Trust in a proposed reorganization. Portfolio will not be offered for sale until the reorganization, which is scheduled to occur on or about November 8, 2021.

VALIC COMPANY I (37)

Aggressive Growth Lifestyle Fund

Asset Allocation Fund

Blue Chip Growth Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

Dividend Value Fund

Dynamic Allocation Fund

Emerging Economies Fund

Global Real Estate Fund

Global Strategy Fund

Government Money Market I Fund

Government Securities Fund

Growth Fund

High Yield Bond Fund

Inflation Protected Fund

International Equities Index Fund

International Government Bond Fund

International Growth Fund

International Opportunities Fund

International Socially Responsible Fund

International Value Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Mid-Cap Value Fund

Moderate Growth Lifestyle Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Growth Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small Cap Value Fund

Stock Index Fund

Systematic Core Fund

Systematic Value Fund

U.S. Socially Responsible Fund

Dated: September 1, 2021	By:	/s/ Jennifer M. Rogers
Name: Jennifer M. Rogers
Title: Assistant Secretary

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